Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF
GRABAGUN DIGITAL HOLDINGS INC.

a Texas corporation

ARTICLE I - BUSINESS AND PURPOSE

Section 1.1 Purpose. The purpose for which the Corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the TBOC.

Section 1.2 Powers. In the performance of its business, the Corporation shall have all powers granted by the TBOC. Specifically, and without limitation, the Corporation shall have the power to engage generally in any and all phases of the business of owning, holding, managing, controlling, acquiring, purchasing, disposing of, or otherwise dealing in or with any interest or rights in any real or personal property. The foregoing shall include but is not limited to the power to invest and trade in the securities markets including without limitation the right to buy, sell, trade, barter, or otherwise exchange, acquire, and dispose of stocks, bonds, commodities, futures, options, puts, calls (including naked puts and calls), or other vehicles of public or private companies, mutual funds, or other entities, whether such be for the Corporation’s own account or on the account of a customer or client of the Corporation; where the Corporation engages in such activities on behalf of a client or customer, said transactions may be conducted through banking or brokerage accounts in the Corporation’s own name or in the name of said client or customer. The business and purpose shall include the conducting and engaging in such activities as is necessary or useful in connection with the foregoing.

ARTICLE II - OFFICES

Section 2.1 Registered Office. The registered office and registered agent of the Corporation shall be set forth in the Certificate of Formation and may be changed by resolution of the Board, upon making the appropriate filing with the Texas Secretary of State.

Section 2.2 Other Offices. The Corporation may also have an office or offices or place or places of business within or without the State of Texas as the Board may from time to time designate.

ARTICLE III - MEETING OF SHAREHOLDERS

Section 3.1 Place of Meetings. All meetings of the shareholders shall be held at the principal place of business of the Corporation or at such other place within or outside the State of Texas as may be designated by the Board or officer calling the meeting. If authorized by the Board, and subject to any guidelines and procedures adopted by the Board, shareholders not physically present at a shareholders' meeting may participate in the meeting by means of remote communication and may be considered present in person and may vote at the meeting, whether held at a designated place or solely by means of remote communication, subject to the conditions imposed by applicable law and the Board.

Section 3.2 Annual Meetings. The annual meeting of the shareholders shall be held at the principal place of business of the Corporation or at such other place within or outside of Texas (or may not be held at any place, but may instead be held solely by means of remote communication if so decided by the Board or as may otherwise be set in the notice of the meeting, in its sole discretion), on such date and at such time as shall be determined from time to time by the Board, for the purpose of electing directors and for transacting other proper business. Failure to designate a time for the annual meeting or to hold the annual meeting at the designated time shall not work a dissolution of the Corporation.

Section 3.3 Special Meetings.

(a) Special meetings of the shareholders for any purpose or purposes, other than those required by statute, may be called at any time only by the Board, the Chairman of the Board, the Chief Executive Officer or (to the extent required by the TBOC) the President or as otherwise provided in the Certificate of Formation. Special meetings of shareholders shall only be called by the Corporation upon the request of the shareholders made in accordance with Section 3.3(b) below. Except as set forth in this Section 3.3, no other person may call a special meeting of shareholders. Special meetings of the shareholders shall be held at the principal place of business of the Corporation or at such other place within or outside of Texas (or may not be held at any place, but may instead be held solely by means of remote communication if so decided by the Board in its sole discretion), on such date and at such time as shall be determined from time to time by the Board, for the purpose set forth in the Corporations notice of meeting.

(b) A special meeting of the shareholders shall be called by the Corporation following the receipt by the Secretary of a written demand in proper written form for a special meeting of the shareholders (a “Special Meeting Request”) from one or more record shareholders representing ownership of at least fifty percent (50%) (or the highest percentage of ownership that may be set under the TBOC) (the “Requisite Percentage”) of the outstanding shares of stock entitled to vote at such meeting (the “Requisite Holders”) if such Special Meeting Request complies with the requirements set forth in this Section 3.3(b). A Special Meeting Request shall only be valid if it is signed and dated by each of the Requisite Holders (or their duly authorized agents) and if such request sets forth all information required in Section 3.4(a)(2). If a Special Meeting Request complies with this Section 3.3, the Board may fix a record date (in accordance with Section 3.6 herein). If the Board, within ten (10) days after the date on which a valid Special Meeting Request is received, fails to adopt a resolution fixing the record date, the record date shall be the close of business on the tenth (10th) day after the first date on which the Special Meeting Request is received by the Secretary. The Board shall also establish the place (if any), date and time of the special meeting of shareholders requested in such Special Meeting Request. Only matters that are stated in the Special Meeting Request shall be brought before and acted upon during the special meeting of shareholders called according to the Special Meeting Request; provided, however, that nothing herein shall prohibit the Board from submitting any matters to the shareholders at any special meeting of shareholders called by the shareholders pursuant to this Section 3.3(b). Requisite Holders may revoke a Special Meeting Request by written revocation delivered to the Corporation at any time prior to the special meeting of shareholders; provided, however, the Board shall have the sole discretion to determine whether to proceed with the special meeting of shareholders following such written revocation. Additionally, a Requisite Holder whose signature (or authorized agent’s signature) appears on a Special Meeting Request may revoke such Requisite Holder’s participation in a Special Meeting Request at any time by written revocation delivered to the Secretary in the same manner as the Special Meeting Request and if, following any such revocation, the remaining Requisite Holders participating in the Special Meeting Request do not represent at least the Requisite Percentage, the Special Meeting Request shall be deemed revoked. Likewise, any reduction in percentage stock ownership of the Requisite Holders below the Requisite Percentage following delivery of the Special Meeting Request to the Secretary shall be deemed to be a revocation of the Special Meeting Request. If written revocations of requests for the special meeting have been delivered to the Secretary and the result is that shareholders (or their agents duly authorized in writing), as of the date of the Special Meeting Request, entitled to cast less than the Requisite Percentage have delivered, and not revoked, requests for a special meeting to the Secretary, the Secretary shall refrain from mailing the notice of the meeting and send to all requesting shareholders who have not revoked such requests a written notice of any revocation of a request for the special meeting or, if the notice of meeting has been mailed, the Secretary shall send to all requesting shareholders who have not revoked requests for a special meeting a written notice of any revocation of a request for the special meeting and of the Secretary’s intention to revoke the notice of the meeting, and shall thereafter revoke the notice of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting. A Special Meeting Request shall not be valid (and thus the special meeting of shareholders requested pursuant to the Special Meeting Request will not be held) if (i) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law; or (ii) the Special Meeting Request was made in a manner that involved a violation of Section 14(a) under the Exchange Act and the rules and regulations thereunder. In addition, if none of the Requisite Holders appears or sends a representative to present the business or nomination submitted by the shareholders in the Special Meeting Request to be conducted at the special meeting of shareholders, the Corporation need not conduct any such business or nomination for a vote at such special meeting of shareholders.

Section 3.4 Notice of Shareholder Business and Nominations.

(a) Annual Meetings of Shareholders.

(1) At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of shareholders, nominations of persons for election to the Board of the Corporation and the proposal of other business must be brought (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or any committee thereof, or (C) by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 3.4(a) is delivered to the Secretary of the Corporation and on the record date for the determination of shareholders entitled to vote at the annual meeting, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 3.4(a). For the avoidance of doubt, clause (C) above shall be the exclusive means for a shareholder to make nominations and submit other business (other than matters properly included in the Corporation’s notice of meeting of shareholders a proxy statement under Rule 14a-8 of the Exchange Act) before an annual meeting of shareholders.

(2) For any nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(1) of this Section 3.4, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the Corporation’s principal executive offices, and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for shareholder action at such meeting. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days prior to such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class or series and number of shares of stock that are owned beneficially and of record by such nominee as well as any derivative or synthetic instrument, convertible security, put, option, stock appreciation right, swap or similar contract, agreement, arrangement or understanding the value of or return on which is based on or linked to the value of or return on any shares of stock, (iv) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such nominee, whether or not such instrument or right shall be subject to settlement in underlying shares of stock, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such nominee with respect to securities of the Corporation, (v) all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (vi) such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting, and (iv) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and any beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of stock that are owned beneficially and of record by such shareholder and such beneficial owner as well as any derivative or synthetic instrument, convertible security, put, option, stock appreciation right, swap or similar contract, agreement, arrangement or understanding the value of or return on which is based on or linked to the value of or return on any shares of stock, (iii) a description of any agreement, arrangement, or understanding with respect to the nomination or proposal between or among such shareholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of stock, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the shareholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (I) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding stock required to approve or adopt the proposal or elect the nominee and/or (II) otherwise to solicit proxies or votes from shareholders in support of such proposal or nomination, and (vii) any other information relating to such shareholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) At the request of the Board, any person nominated by a shareholder for election or reelection as a director must furnish to the Secretary of the Corporation (A) that information required to be set forth in the shareholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (B) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director or audit committee financial expert of the corporation under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Corporation and (C) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such shareholder’s nomination shall not be considered in proper form pursuant to this Section 3.4.

(4) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 3.4 to the contrary, in the event that the number of directors to be elected to the Board of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(2) of this Section 3.4, and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 3.4 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) Special Meeting of Shareholders.

(1) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board or (B) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 3.4(b) is delivered to the Secretary of the Corporation and on the record date for the determination of shareholders entitled to vote at the special meeting, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 3.4(b).

(2) In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder delivers a notice in the form as is required by paragraph (a)(2) of this Section 3.4 to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(c) General.

(1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 3.4 shall be eligible to be elected at an annual or special meeting of shareholders to serve as directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.4. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3.4, and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 3.4, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.4, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.4, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(2) A shareholder providing written notice required by this Section 3.4 shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is ten (10) business days prior to the meeting and, in the event of any adjournment or postponement thereof, ten (10) business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 3.4(c)(2), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 3.4(c)(2), such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, five (5) business days prior to such adjourned or postponed meeting.

(3) For purposes of this Section 3.4, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, or other national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(4) Notwithstanding the foregoing provisions of this Section 3.4, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 3.4; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 3.4, and compliance with this Section 3.4 shall be the exclusive means for a shareholder to make nominations or submit other business (other than, as provided in the last sentence of (a)(1), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 3.4 shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act, or (B) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Formation.

Section 3.5 Notice of Meetings. Notice of all shareholders’ meetings shall be given in writing by the Secretary or another officer of the Corporation authorized to give such notice, or in case of a special meeting duly requested by shareholders pursuant to Section 3.3 and for which the Secretary has refused to give notice, by the shareholders entitled to call such meeting. Notice of any shareholders’ meeting shall state the date and hour when and the place where it is to be held, if any (or, the means of remote communication, if any, by which shareholders may be deemed to be present in person and vote at such meeting), the record date for determining the shareholders entitled to vote at such meeting if such date is different from the record date for determining the shareholders entitled to notice of such meeting, and, in the case of a special meeting, the purpose or purposes for which such meeting is called. Subject to Section 9.3, and unless otherwise required by law, not more than sixty (60) nor less than ten (10) days (or such other period of time that may be set under the TBOC) prior to any such meeting, such notice shall be given to each shareholder entitled to vote at such meeting as of the record date for determining the shareholders entitled to notice of the meeting, directed by United States mail, postage prepaid, to such shareholder’s address as it appears upon the records of the Corporation. Without limiting the manner by which notices of meetings otherwise may be given effectively to shareholders, any such notice may be given by electronic transmission in accordance with applicable law. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 3.6 Record Date.

(a) Record Date for Shareholder Meetings. The Board may fix a date, which date shall not be more than sixty (60) days nor less than ten (10) days preceding any meeting of shareholders, as the record date for the determination of the shareholders entitled to notice of such meeting, or the Board may close the stock transfer books for such purpose for a period of not less than ten nor more than 60 days prior to such meeting. If the Board so fixes a date, such date shall also be the record date for determining the shareholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date at least ten (10) days before the date of such meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the day next following the day on which notice is given. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of shareholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for shareholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of shareholders entitled to vote in accordance with the provisions of Section 6.101 of the TBOC and this Section 3.6 at the adjourned meeting. In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(b) Record Date for Action by Shareholders Without a Meeting. So long as shareholders of the Corporation have the right to act by written consent in accordance with Section 3.9 and Section 6.1 of ARTICLE VI of the Certificate of Formation, for the purposes of determining the shareholders entitled to consent to corporate action without a meeting, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining shareholders entitled to consent to corporate action without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 6.102 of the TBOC. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining shareholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 3.7 List of Shareholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, not later than the 11th day before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting. The list shall be arranged in alphabetical order, showing the address of each shareholder, the number of shares of stock registered in the name of each shareholder and such other information as required by the TBOC. Such list shall be open to the examination of any shareholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, during ordinary business hours, at the principal place of business of the Corporation. A list of shareholders entitled to vote at the meeting shall be produced and kept at the time and place, if any, of the meeting during the whole time thereof and may be examined by any shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the shareholders entitled to vote in person or by proxy at any meeting of shareholders.

Section 3.8 Voting. Except as may be otherwise required by law, the Certificate of Formation or these Bylaws, (a) every shareholder of record shall be entitled to one (1) vote for each share of stock held of record by such shareholder on the record date for determining the shareholders entitled to vote or act by written consent; (b) in all matters other than a “fundamental business transaction” (as defined in the TBOC) or a contested election of directors, the affirmative vote of the majority of outstanding shares of stock present in person or represented by proxy at a shareholders’ meeting having a quorum and entitled to vote on the subject matter shall be the act of the shareholders; (c) for a fundamental business transaction, the affirmative vote of the holders of at least a majority of the outstanding shares of stock entitled to vote on the matter shall be the act of the shareholders; and (d) in a contested election of directors, directors shall be elected by a plurality of the votes of the shares of stock present in person or represented by proxy at a shareholders’ meeting having a quorum and entitled to vote on the election of directors. No shareholder will be permitted to cumulate votes at any election of directors.

Section 3.9 Action by Written Consent. Subject to the rights of the holders of any series of preferred stock, any action required or permitted by the TBOC to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by all holders of the outstanding shares of stock of the Corporation entitled to vote on such matter. Any such action taken by written consent shall be delivered to the Corporation at its principal office.

Section 3.10 Proxies. At any meeting of the shareholders, any shareholder entitled to vote thereat may authorize another person or persons to act for such shareholder by proxy authorized by an instrument in writing or by transmission permitted by law filed in accordance with the procedure established for the meeting, but no proxy shall be voted or acted upon after 11 months from the date of its execution, unless the proxy provides for a longer period. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A written proxy may be in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the person.

Section 3.11 Quorum. Except as may be otherwise required by law, the TBOC or the Certificate of Formation, at any meeting of the shareholders, the presence in person or by proxy of the holders of record of shares of stock that would constitute a majority of the votes if all the issued and outstanding shares of stock entitled to vote at such meeting were present and voted shall be necessary to constitute a quorum; provided, however, that, where a separate vote by a class or series of stock is required, a quorum shall consist of the presence in person or by proxy of the holders of record of shares of stock that would constitute a majority of votes of such class or series if all issued and outstanding shares of stock of such class or series entitled to vote at such meeting were present and voted. In the absence of a quorum and until a quorum is secured, either the chairman of the meeting or a majority of the votes cast at the meeting by shareholders who are present in person or by proxy may adjourn the meeting, from time to time, without further notice if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. No business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted at the original meeting.

Section 3.12 Adjournment. Any meeting of shareholders may be adjourned at the meeting from time to time, either by the chairman of the meeting, for an announced proper purpose, or by the shareholders, for any purpose, to reconvene at a later time and at the same or some other place, if any, and by the same or other means of remote communication, if any, and, unless otherwise required by law, notice need not be given of any such adjourned meeting if the time and place, if any, or the means of remote communication, if any, thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. If after the adjournment a new record date for shareholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with the TBOC and Section 3.6 herein and shall give notice of the adjourned meeting to each shareholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. No business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted at the original meeting.

Section 3.13 Organization of Meetings. Meetings of shareholders shall be presided over by the chairman of the meeting, who shall be one of the following, here listed in the order of preference: (a) the Chairman of the Board; or (b) in the Chairman’s absence, the Chief Executive Officer; or (c) in the Chief Executive Officer’s absence, the President; or (d) in the President’s absence, a Vice President; or (d) in the absence of the foregoing officers, a chairman chosen by the shareholders at the meeting. The Secretary shall act as secretary of the meeting, but in such officer’s absence, the chairman of the meeting shall appoint a secretary of the meeting.

Section 3.14 Conduct of Meetings. Subject to and to the extent permitted by law, the Board may adopt by resolution such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with law or such rules and regulations as adopted by the Board, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations, and procedures, and to do all such acts, as in the judgment of such chairman are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting and announcement of the date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders, their duly authorized proxies, or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants; and (f) appointment of inspectors of election and other voting procedures. Unless and to the extent determined otherwise by the Board or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 3.15 Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same right to vote shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally. Subsections (b) and (c) above shall not apply if the Secretary or other person tabulating votes on the Corporation’s behalf has a good faith belief, based on written information received regarding rights or obligations with respect to voting the jointly held shares, that reliance on subsection (b) or (c) above, as applicable, is unwarranted.

ARTICLE IV - BOARD OF DIRECTORS

Section 4.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as may be otherwise provided in the TBOC or the Certificate of Formation. The Board may adopt such rules and procedures, not inconsistent with the Certificate of Formation, these Bylaws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 4.2 Number. Except as may be otherwise provided in the Certificate of Formation and subject to the rights of holders of any series of preferred stock, the entire Board shall consist of one (1) or more directors, the total number thereof shall be fixed from time to time solely by resolution of the Board. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors will have the effect of shortening the term of any incumbent director. Directors need not be shareholders of the Corporation.

Section 4.3 Resignations and Vacancies.

(a) Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. A resignation is effective when the resignation is received by the Corporation unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Acceptance of such resignation shall not be necessary to make it effective. A director’s resignation is irrevocable when it takes effect, but is revocable before it takes effect unless the notice of revocation expressly states that it is irrevocable. Unless otherwise provided in the Certificate of Formation or these Bylaws, when one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

(b) Subject to the rights of holders of any series of preferred stock with respect to the election and appointment of directors, and except as otherwise required by the TBOC, vacancies occurring on the Board for any reason and newly created directorships resulting from an increase in the authorized number of directors shall be filled only by the affirmative vote of a majority of the remaining directors then in office (even if the remaining directors constitute less than a quorum of the Board), or a sole remaining director, at any meeting of the Board. A person so elected or appointed by the Board to fill a vacancy or newly created directorship shall hold office for the remainder of the term to which the director has been selected and until the next election of the class for which such director shall have been assigned by the Board and until his or her successor shall be duly elected and qualified, or until such director’s earlier death, resignation, or removal.

Section 4.4 Meetings. The Board may by resolution provide for regular meetings to be held at such times and places as it may determine, and such meetings may be held without further notice. Special meetings of the Board may be called by the Chairman, the Chief Executive Officer, the President, or by not less than a majority of the directors then in office. Subject to Section 9.3, notice of the time and place of such meeting shall be given by or at the direction of the person or persons calling the meeting, and shall be delivered personally, telephoned, or sent by electronic mail or facsimile, to each director at least twenty-four (24) hours prior to the time of the meeting, or sent by First Class United States mail, postage prepaid, to each director at such director’s address as shown on the records of the Corporation, in which case such notice shall be deposited in the United States mail no later than the fourth (4th) business day preceding the day of the meeting. Unless otherwise specified in the notice of a special meeting, any and all business may be transacted at such meeting. Meetings of the Board, both regular and special, may be held either within or outside the State of Texas. Unless otherwise restricted by the Certificate of Formation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 4.5 Action Without a Meeting. Any action required or permitted by the TBOC to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all the directors or all members of the committee, as the case may be, consent thereto in writing or by electronic transmission, and such writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee, as the case may be.

Section 4.6 Quorum. At any meeting of the Board, the presence of the greater of (x) a majority of the directors then in office and (y) one-third (1/3) of the total number of directors, shall be necessary to constitute a quorum for the transaction of business. Notwithstanding the foregoing, if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without further notice if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken.

Section 4.7 Vote Necessary to Act and Participation by Conference Telephone. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, except as may otherwise be provided by law, the Certificate of Formation, or these Bylaws. Participation in a meeting by conference telephone or similar means by which all participating directors can hear each other shall constitute presence in person at such meeting.

Section 4.8 Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Formation or these Bylaws, the Board shall have the authority to fix the compensation of directors.

Section 4.9 Executive and Other Committees.

(a) The Board may by resolution designate an Executive Committee and/or one or more other committees, each committee to consist of two (2) or more directors, except that the Executive Committee, if any, shall consist of not less than (3) directors. Any such committee, to the extent provided in such resolution or in these Bylaws, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation, except in reference to powers or authority expressly forbidden such committee by law (including Section 21.416(c) of the TBOC or any successor statute), and may authorize the seal of the corporation to be fixed to all papers that may require it.

(b) During the intervals between meetings of the Board, the Executive Committee, unless restricted by resolution of the Board, shall possess and may exercise, under the control and direction of the Board, all of the powers of the Board in the management and control of the business of the Corporation to the fullest extent permitted by law. All action taken by the Executive Committee shall be reported to the Board at its first meeting thereafter and shall be subject to revision or rescission by the Board; provided, however, that rights of third parties shall not be affected by any such action by the Board.

(c) If any member of any such committee other than the Executive Committee is absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

(d) Any such committee shall meet at stated times or on notice to all of its own number. It shall fix its own rules of procedure. A majority shall constitute a quorum, but the affirmative vote of a majority of the whole committee shall be necessary to act in every case.

Section 4.10 Removal. Except as prohibited by applicable law or as may be otherwise provided in the Certificate of Formation and subject to the rights of holders of any series of preferred stock, any director or the entire Board may be removed at any time only for cause by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of the Voting Stock. A reduction in the authorized number of directors does not remove any director from office prior to the expiration of the director’s term of office.

Section 4.11 Chairman. The Board shall elect a Chairman from among the directors. The Chairman shall preside at all meetings of the Board and shall perform such other duties as may be directed by resolution of the Board or as otherwise set forth in these Bylaws.

ARTICLE V - OFFICERS

Section 5.1 Officers Generally. The Corporation shall have the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary and the Treasurer, all of whom shall be chosen by the Board. The Corporation may also have one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers and agents as the Board may deem advisable, all of whom shall be chosen by the Board. The Board may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. All officers shall hold office for one (1) year and until their successors are selected and qualified, unless otherwise specified by the Board; provided, however, that any officer shall be subject to removal at any time by Board and the Board may fill any vacant officer position. The officers shall have such powers and shall perform such duties, executive or otherwise, as from time to time may be assigned to them by the Board and, to the extent not so assigned, as generally pertain to their respective offices, subject to the control of the Board. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board.

Section 5.2 Duties of Officers.

(a) Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the shareholders and at all meetings of the Board, unless the Chairman of the Board has been appointed and is present. Unless an officer has been appointed Chief Executive Officer of the Corporation, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time.

(b) President. The President shall preside at all meetings of the shareholders and at all meetings of the Board (if a director), unless the Chairman of the Board or the Chief Executive Officer has been appointed and is present. Unless another officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and officers of the Corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time.

(c) Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board or the President. The Chief Financial Officer, subject to the order of the Board, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the President shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The President may direct the Treasurer, if any, or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the President shall designate from time to time.

(d) Secretary. The Secretary shall attend all meetings of the shareholders and of the Board and shall record all acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the shareholders and of all meetings of the Board and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time. The President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the President shall designate from time to time.

(e) Treasurer. Unless another officer has been appointed Chief Financial Officer of the Corporation, the Treasurer shall be the chief financial officer of the Corporation and shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board, the Chief Executive Officer or the President, and, subject to the order of the Board, shall have the custody of all funds and securities of the Corporation. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board, the Chief Executive Officer or the President shall designate from time to time.

(f) Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time.

(g) Other Officers. Other officers of the Corporation shall have such powers and shall perform such duties as may be assigned by the Board.

Section 5.3 Authority to Sign. The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation. All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board shall authorize so to do. Unless authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.4 Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board, or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President.

Section 5.5 Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board may deem sufficient, the Chief Executive Officer or the President or the Board may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE VI - INDEMNIFICATION

Section 6.1 Indemnification.

(a) Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter, a “proceeding”), by reason of the fact that (1) he or she is or was a director or officer of the Corporation or (2) is or was serving at the request of the Corporation as a director, officer, employee, or agent of another entity or organization, trust, joint venture or other enterprise, including service with respect to employee benefit plans (each such person in (2) to be referred to hereafter as a “delegate” and, together with each such person in (1), a “covered person”), whether the basis of such proceeding is alleged action in an official capacity as such director, officer, employee, or agent, or in any other capacity while serving as such director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the TBOC permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys’ fees, judgments, arbitration awards, fines, other expenses and losses, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, delegate or agent, and shall inure to the benefit of his or her heirs, executors, and administrators. The right to indemnification conferred in this ARTICLE VI shall be a contract right and shall include the right of a director or officer to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, which undertaking shall itself be sufficient without the need for further evaluation of any credit aspects of the undertaking or with respect to such advancement, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by a final, non-appealable order of a court of competent jurisdiction that such director or officer is not entitled to be indemnified under this ARTICLE VI or otherwise. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall be deemed to be a successful result as to such claim and shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to be in the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. The covered person shall be deemed to have been found liable in respect of any proceeding only after such person shall have been so adjudged by the Court after exhaustion of all appeals therefrom. Such indemnification by the Corporation shall include any reasonable expenses actually incurred by such person in connection with such proceeding if the person is wholly successful, on the merits or otherwise, in defense of such proceeding. In the event that the covered person is not wholly successful, on the merits or otherwise, in such proceeding but is successful, on the merits or otherwise, as to any claim or issue in such proceeding, the Corporation shall indemnify such person against all expenses actually and reasonably incurred by the person or on the person’s behalf relating to each such claim or issue. To the extent that the covered person is, by reason of the covered person’s corporate status, a witness or otherwise participates in any proceeding at a time when such person is not named as a defendant or respondent in the proceeding, such person shall be indemnified against all expenses actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

(b) Expenses (including attorneys’ fees) reasonably incurred by a covered person in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, without any determination as to the covered person’s entitlement to indemnification, upon receipt of (i) a written request therefor (together with documentation reasonably evidencing such expenses and any documentation as may be required by the TBOC), (ii) an undertaking by or on behalf of the covered person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this ARTICLE VI or the TBOC and (iii) a written affirmation by the covered person of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification under the TBOC. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems reasonably appropriate and shall be subject to the Corporation’s expense guidelines.

(c) Notwithstanding any other provision of this Article VI, the Corporation may indemnify and advance expenses to persons other than covered persons, including advisory directors, non-executive officers, employees, and agents of the Corporation, to the extent and in the manner provided by the TBOC or the Certificate of Formation.

(d) If a claim under Sections 6.1(a), (b) or (c) is not paid in full by the Corporation within ninety (90) days after a written claim, together with reasonable evidence as to the amount of such claim, has been received by the Corporation, except in the case of a claim for advancement of expenses (including attorneys’ fees), in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense, including attorneys’ fees, of prosecuting such suit. It shall be a defense to any such suit, other than a suit brought to enforce a claim for expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation, that the claimant has not met the standards of conduct that make it permissible under the TBOC for the Corporation to indemnify the claimant for the amount claimed, but shall be presumed that the claimant is entitled to indemnification under this Section 6.1 and the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board or a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the TBOC nor an actual determination by the Corporation (including the Board or a committee thereof, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the suit or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by a covered person to enforce a right to indemnification or to advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that such covered person is not entitled to such indemnification, or to such advancement of expenses, under this Article VI or otherwise, shall be on the Corporation.

(e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Formation, bylaw, agreement, or vote of shareholders or disinterested directors, by contract, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the TBOC or other applicable law.

(f) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the TBOC.

(g) In the case of a claim for indemnification or advancement of expenses against the Corporation under this ARTICLE VI arising out of acts, events, or circumstances for which the claimant, who was at the relevant time serving as a director, officer, employee, or agent of any other enterprise at the request of the Corporation, may be entitled to indemnification or advancement of expenses pursuant to such other enterprise’s certificate of incorporation, bylaws, or other governing document, or a contractual agreement between the claimant and such entity, the claimant seeking indemnification or advancement of expenses hereunder shall first seek indemnification or advancement of expenses pursuant to any such governing document or agreement. To the extent that amounts to be paid in indemnification or advancement to a claimant hereunder are paid by such other enterprise, the claimant’s right to indemnification and advancement of expenses hereunder shall be reduced.

(h) The rights to indemnification and advancement of expenses conferred by this Article VI shall continue as to a covered person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(i) A covered person shall not be denied indemnification in whole or in part under this Article VI or otherwise by reason of the fact that such person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted or not expressly prohibited by the terms of the Certificate of Formation.

(j) The person shall be presumed to be entitled to indemnification under this Article VI upon submission of a request to the Corporation for indemnification under Section 6.1(b) and the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption.

(k) WITHOUT LIMITING THE GENERALITY OF ANY OTHER PROVISION HEREUNDER, IT IS THE EXPRESS INTENT OF THIS ARTICLE VI THAT A PERSON BE INDEMNIFIED AND EXPENSES BE ADVANCED REGARDLESS OF SUCH PERSON’S ACTS OF NEGLIGENCE, GROSS NEGLIGENCE, INTENTIONAL OR WILLFUL MISCONDUCT OR THEORIES OF STRICT LIABILITY TO THE EXTENT THAT INDEMNIFICATION AND ADVANCEMENT OF EXPENSES IS ALLOWED PURSUANT TO THE TERMS OF THIS ARTICLE VI AND UNDER THE TBOC.

(l) For purposes of this ARTICLE VI, references to the “Corporation” shall include, in addition to the Corporation, any successor corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this ARTICLE VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE VI.

(m) Neither any amendment, repeal or modification of this ARTICLE VI, nor the adoption of any provision of these Bylaws inconsistent with this ARTICLE VI, shall eliminate or adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, repeal, modification or adoption.

(n) If this ARTICLE VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to this ARTICLE VI as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative to the fullest extent permitted by any applicable portion of this ARTICLE VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE VII - SHARES OF STOCK

Section 7.1 Certificates. Shares of stock shall be represented by certificates, provided that the Board may provide by resolution that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of record of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares of stock owned by such holder. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 7.2 Lost, Stolen, or Destroyed Stock Certificates; Issuance of New Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 7.3 Transfers. Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares. The Corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such shareholders in any manner not prohibited by the TBOC.

Section 7.4 Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

ARTICLE VIII - DIVIDENDS

Section 8.1 Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Formation and applicable law, if any, may be declared by the Board pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Formation and applicable law.

Section 8.2 Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interests of the corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX - GENERAL MATTERS

Section 9.1 Fiscal Year. The fiscal year of the Corporation will end on December 31. Notwithstanding, the foregoing, the fiscal year shall be subject to change by the Board from time to time, subject to applicable law.

Section 9.2 Corporate Seal. The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board. The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

Section 9.3 Waiver of Notice of Meetings of Shareholders, Directors, and Committees. Any waiver of notice given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and does object, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the shareholders, directors, or members of a committee of the Board need be specified in a waiver of notice.

Section 9.4 Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 3.151 of the TBOC. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Section 9.5 Forum for Adjudication of Disputes.

(a) Unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the Northern District of Texas, Dallas Division (the “Federal Court”) or, if the Federal Court lacks jurisdiction for such action, the Texas Business Court in the First Business Court Division (the “Texas Business Court”) of the State of Texas (or, if the Texas Business Court is not then accepting filings or determines that it lacks jurisdiction for such action, a Texas state district court of Dallas County, Texas) shall, to the fullest extent permitted by law, be the sole and exclusive forum for:

(1) any derivative action or proceeding brought on behalf of the Corporation;

(2) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, employee, or shareholder of the Corporation to the Corporation or the Corporation’s shareholders;

(3) any action asserting a claim arising pursuant to any provision of the TBOC, the Certificate of Formation, or these Bylaws (as either may be amended or restated from time to time);

(4) any action asserting a claim governed by the internal affairs doctrine; or

(5) any action asserting an “internal entity claim” as that term is defined in Section 2.115 of the TBOC.

If any action the subject matter of which is within the scope of this Section 9.5 is filed in a court other than a court located within the State of Texas (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located within the State of Texas in connection with any action brought in any such court to enforce this Section 9.5 (an “Enforcement Action”); and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.5(a).

(b) Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.5(b).

(c) If any provision of this Section 9.5 shall be held to be invalid, illegal, or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality, and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 9.5 (including, without limitation, each portion of any sentence of this Section 9.5 containing any such provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal, or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

Section 9.6 Amendments to the Bylaws. Subject to the provisions of the Certificate of Formation, the Board is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The shareholders also shall have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Formation, any amendment or modification of Section 3.3, Section 3.4, Section 3.8, Section 3.9, Section 4.2, Section 4.3, Section 4.10, Section 6.1 and this Section 9.6 shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class.

Section 9.7 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY THE TBOC AND APPLICABLE LAW, AS THE SAME EXISTS OR MAY HEREAFTER BE AMENDED FROM TIME TO TIME, EACH SHAREHOLDER, EACH OTHER PERSON WHO ACQUIRES AN INTEREST IN ANY STOCK OF THE CORPORATION AND EACH OTHER PERSON WHO IS BOUND BY THE CERTIFICATE OF FORMATION IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY CONCERNING ANY “INTERNAL ENTITY CLAIM” AS THAT TERM IS DEFINED IN SECTION 2.115 OF THE TBOC. IF THE TBOC IS AMENDED AFTER THE EFFECTIVE DATE HEREOF TO AUTHORIZE THE INCLUSION OF ADDITIONAL PERSONS OR CLAIMS UNDER SUCH IRREVOCABLE WAIVER, THEN THE IRREVOCABLE WAIVER OF ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY INTERNAL ENTITY CLAIM SHALL BE EXPANDED TO THE FULLEST EXTENT PERMITTED BY THE TBOC, AS SO AMENDED. ANY PERSON OR ENTITY PURCHASING OR OTHERWISE ACQUIRING ANY INTEREST IN SHARES OF CAPITAL STOCK OF THE CORPORATION SHALL BE DEEMED TO HAVE NOTICE OF, AND KNOWINGLY AND INFORMEDLY CONSENTED AND ACQUIESCED TO, THE WAIVER PROVISIONS OF THIS SECTION 9.7.

Section 9.8 Standing to Institute or Maintain Derivative Proceeding. No shareholder or group of shareholders may institute or maintain a derivative proceeding brought on behalf of the Corporation against any director and/or officer of the Corporation in his or her official capacity, unless the shareholder or group of shareholders, at the time the derivative proceeding is instituted, beneficially owns a number of shares of Common Stock sufficient to meet an ownership threshold of at least three percent of the outstanding shares of the Corporation.

ARTICLE X - CONSTRUCTION AND DEFINED TERMS

Section 10.1 Construction. As appropriate in context, whenever the singular number is used in these Bylaws, the same includes the plural, and whenever the plural number is used in these Bylaws, the same includes the singular. As used in these Bylaws, each of the neuter, masculine, and feminine genders includes the other two genders. As used in these Bylaws, “include,” “includes,” and “including” shall be deemed to be followed by “without limitation”.

Section 10.2 Defined Terms. As used in these Bylaws,

“Affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act.

“Board” means the board of directors of the Corporation.

“Bylaws” means these bylaws of the Corporation, as the same may be amended from time to time.

“Certificate of Formation” means the Amended and Restated Certificate of Formation of the Corporation, as the same may be amended from time to time.

“Common Stock” means the common stock of the Corporation, par value $0.0001 per share.

“Corporation” means GrabAGun Digital Holdings Inc.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“TBOC” means the Business Organizations Code of the State of Texas, as the same may be amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

APPROVED AND ADOPTED on July 15, 2025.

/s/ Justin C. Hilty
(Secretary Signature)

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